Exhibit 4.2

ARTHUR J. GALLAGHER & CO.

ARTHUR J. GALLAGHER & CO. (ILLINOIS)

ARTHUR J. GALLAGHER BROKERAGE & RISK MANAGEMENT SERVICES, LLC

RISK PLACEMENT SERVICES, INC.

GALLAGHER RE, INC.

GALLAGHER BASSETT SERVICES, INC.

GALLAGHER BENEFIT SERVICES, INC.

ARTHUR J. GALLAGHER RISK MANAGEMENT SERVICES, INC.

ARTHUR J. GALLAGHER SERVICE COMPANY

$100,000,000 6.26% Amended and Restated Senior Notes, Series A, due August 3, 2014

$300,000,000 6.44% Amended and Restated Senior Notes, Series B, due August 3, 2017

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated as of December 19, 2007

TABLE OF CONTENTS

(Not a part of the Agreement)

-i-

-ii-

-iii-

-iv-

SCHEDULE A	—	Information Relating to Noteholders

SCHEDULE B	—	Defined Terms

SCHEDULE 5.15(a)	—	Indebtedness

SCHEDULE 5.15(b)	—	Liens

EXHIBIT 1-A	—	Form of 6.26% Amended and Restated Senior Notes, Series A, due August 3, 2014

EXHIBIT 1-B	—	Form of 6.44% Amended and Restated Senior Notes, Series B, due August 3, 2017

EXHIBIT 4.4(a)	—	Form of Opinion of Special Counsel for the Obligors

EXHIBIT 4.4(b)	—	Form of Opinion of Counsel for the Obligors

EXHIBIT 4.4(c)	—	Form of Opinion of Special Counsel for the Noteholders

EXHIBIT 9.7(a)	—	Form of Joinder Agreement

EXHIBIT 9.7(b)	—	Form of Subsidiary Guaranty

-v-

ARTHUR J. GALLAGHER & CO.

The Gallagher Centre, Two Pierce Place

Itasca, Illinois 60143-3141

$100,000,000 6.26% Amended and Restated Senior Notes, Series A, due August 3, 2014

$300,000,000 6.44% Amended and Restated Senior Notes, Series B, due August 3, 2017

Dated as of December 19, 2007

TO EACH OF THE NOTEHOLDERS LISTED IN

  SCHEDULE A HERETO:

Ladies and Gentlemen:

Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), Arthur J. Gallagher & Co. (Illinois), an Illinois corporation (“AJG Illinois”), Arthur J. Gallagher Brokerage & Risk Management Services, LLC, a Delaware limited liability company (“AJG Brokerage”), Risk Placement Services, Inc., an Illinois corporation (“RPS”), Gallagher Re, Inc., a Delaware corporation (“Gallagher Re”), Gallagher Bassett Services, Inc., a Delaware corporation (“Gallagher Bassett”), Gallagher Benefit Services, Inc., a Delaware corporation (“Gallagher Benefit”), Arthur J. Gallagher Risk Management Services, Inc., an Illinois corporation (“Gallagher Risk”) and Arthur J. Gallagher Service Company, a Delaware corporation (“Gallagher Service”; the Company, AJG Illinois, AJG Brokerage, RPS, Gallagher Re, Gallagher Bassett, Gallagher Benefit, Gallagher Risk and Gallagher Service are each, together with any Subsidiary which is required to become an Obligor in compliance with the requirements of Section 9.7, hereinafter individually referred to as an “Obligor” and collectively as the “Obligors”), jointly and severally agree with each of the noteholders whose names appear at the end hereof (each, a “Noteholder” and, collectively, the “Noteholders”) as follows:

SECTION 1.	BACKGROUND; AMENDMENT AND RESTATEMENT OF EXISTING NOTE PURCHASE AGREEMENT AND EXISTING NOTES; AND EFFECTIVE DATE.

Section 1.1. Background. Reference is made to that certain Note Purchase Agreement, dated as of August 3, 2007 (the “Existing Note Purchase Agreement”), among the Company and each Noteholder under and pursuant to which the Company issued (a) $100,000,000 aggregate principal amount of its 6.26% Senior Notes, Series A, due August 3, 2014 (the “Series A Notes”) and (b) $300,000,000 aggregate principal amount of its 6.44% Senior Notes, Series B, due August 3, 2017 (the “Series B Notes”; said Series B Notes together with the Series A Notes being hereinafter collectively referred to as the “Existing Notes”). Each of the Noteholders, the Company and the other Obligors now desire to amend and restate the Existing Note Purchase Agreement and the Existing Notes in their entirety, to cause each of the Obligors to become jointly and severally liable for payment in full of the Notes and to terminate the existing guaranty with respect to the Existing Note Purchase Agreement and the Existing Notes (the “Terminated Guaranty”). In order to effectuate and reflect the foregoing in the most expeditious manner, to facilitate dealings with respect to the Existing Notes and the Existing Note Purchase Agreement, the parties hereto have agreed to amend and restate each of the Existing Notes and the Existing Note Purchase Agreement.

EXHIBIT 9.7(b)

(to Amended and Restated Note Purchase Agreement)

Section 1.2. Amendment and Restatement of Existing Note Purchase Agreement. Effective on the Effective Date, the Obligors, each by its execution of this Agreement, hereby agrees and consents to the amendment and restatement, subject to Section 16, in its entirety of the Existing Note Purchase Agreement by and into this Agreement.

Section 1.3. Amendment and Restatement of Existing Notes. The Obligors, each by its execution of this Agreement, hereby agrees and consents to the amendment and restatement of each series of the Existing Notes in their entirety to be substantially in the form of Exhibits 1-A and 1-B hereto, as applicable. The Existing Notes, as so amended and restated, shall be hereinafter referred to, individually, as a “Note” and, collectively, as the “Notes,” and shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Each Obligor has duly authorized the execution and delivery to each Noteholder of its respective Notes, each of which Notes shall (a) be exchanged for the Existing Notes, (b) be dated the Effective Date and bear interest from August 3, 2007, (c) have the terms herein and therein provided, and (d) be substantially in the form set out in Exhibits 1-A or 1-B, as the case may be, with such changes therefrom, if any, as may be approved by the Noteholders and the Obligors.

Section 1.4. Agreement and Consent of the Noteholders. The Noteholders are, collectively, the holders of one hundred percent (100%) of the aggregate principal amount of the Existing Notes. Subject to the satisfaction of the conditions precedent set forth in Section 4, the Noteholders, by their execution of this Agreement, hereby agree and consent to: (a) the amendment and restatement, subject to Section 16, in its entirety of the Existing Note Purchase Agreement by and into this Agreement, (b) the amendment and restatement of each series of the Existing Notes in their entirety by the exchange for a Note substantially in the form of Exhibits 1-A or 1-B hereto, as applicable, and in an equal outstanding principal amount therefor and (c) the termination of the Terminated Guaranty.

Section 1.5. Defined Terms, Etc. Certain capitalized and other terms used in this Agreement are defined in Schedule B hereto; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; and references to a “Section” are, unless otherwise specified, to a Section of this Agreement.

Section 1.6. Several Obligations. The obligations of each Noteholder hereunder are several and not joint obligations, and no Noteholder shall have any obligation or liability to any Person for the performance or nonperformance by any other Noteholder hereunder.

Section 1.7. Effect of Amendment and Restatement. Each of the Noteholders and the Obligors agree that (a) the amendment and restatement of the Existing Notes and the exchange of the Existing Notes for the Notes hereunder shall not constitute a prepayment of the Existing Notes, and (b) no Make-Whole Amount or other premium or amount is payable as a result of the amendment and restatement of the Existing Note Purchase Agreement or the Existing Notes or termination of the Terminated Guaranty as contemplated hereby.

Section 1.8. Effective Date. On December 19, 2007, or such other Business Day thereafter as may be mutually agreed upon in writing by the Obligors and the Noteholders (the “Effective Date”), the Obligors shall execute and deliver to the Noteholders at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, or at such other place agreed to by the parties, one or more Notes (as set forth beside each Noteholder’s name on Schedule A), registered in the name specified on Schedule A, in the denomination or denominations specified on Schedule A and of the series specified in Schedule A, in exchange for the Existing Notes held by each Noteholder (or such Noteholder’s nominee), in the respective principal amounts and of the series, as more particularly set forth below its name on Schedule A. Contemporaneously with the receipt by each Noteholder of such Notes, the Existing Notes held by such Noteholder shall be deemed to be cancelled and amended and restated by the Notes (regardless of whether or not such Noteholder shall have delivered to the Company for cancellation the Existing Notes held by it) and, subject to Section 16, no Person shall have any obligation or liability whatsoever to any Noteholder thereafter pursuant to or in connection with the Existing Note Purchase Agreement, the Existing Notes or the Terminated Guaranty, each of which will be automatically terminated and extinguished and of no further force or effect. Each Noteholder agrees to use commercially reasonable efforts to deliver the Existing Notes held by it to the Company in connection with the foregoing exchange and cancellation. All amounts owing under, and evidenced by, the Existing Notes as of the Effective Date shall continue to be outstanding under, and shall from and after the Effective Date be evidenced solely by, the Notes, and shall be governed by the Notes and the terms of this Agreement. It is the intention of the parties hereto that the amendment and restatement of the Existing Notes by the Obligors and the execution, delivery and full effectiveness of this Agreement by the Obligors be simultaneous. Existing Notes delivered to the Company pursuant to the terms of this Agreement shall be marked “Cancelled/Amended and Restated by New Notes” by the Company.

If on the Effective Date the Obligors shall fail to tender the Notes to any Noteholder as provided in this Section 1.8, or any of the conditions specified in Section 4 shall not have been fulfilled to any Noteholder’s reasonable satisfaction, all, but not less than all, of the Noteholders shall be relieved of all further obligations under this Agreement, without thereby waiving any rights such Noteholder may have under the Existing Note Purchase Agreement, the Existing Notes or otherwise by reason of such failure or such nonfulfillment and this Agreement shall be deemed to be automatically terminated.

SECTION 2.	RELEASE OF SUBSIDIARY GUARANTORS AND CERTAIN OBLIGORS.

Section 2.1. Subsidiary Guarantors and Obligors. (a) The holders of the Notes acknowledge and agree that any Subsidiary Guarantor or Obligor (other than the Company) shall be automatically discharged and released from the Subsidiary Guaranty to which it is a party or this Agreement, the Notes and any Joinder Agreement, as the case may be, pursuant to the written request of the Company, provided that (i) such Subsidiary Guarantor or such Obligor, as the case may be, has been released and discharged as a guarantor or an obligor under and in respect of all Indebtedness of the Company at any time due and owing pursuant to the Bank Credit Agreement and the Company so certifies to the holders of the Notes in a certificate which accompanies such request for release and discharge, (ii) any such release and discharge shall be expressly conditioned upon receipt by the holders of the Notes of a written agreement executed by the Subsidiary Guarantor or such Obligor, as the case may be, to be released pursuant to which such Subsidiary Guarantor or Obligor, shall agree that if, for any reason whatsoever, it thereafter becomes a guarantor or an obligor under and in respect of any Indebtedness of the Company at any time due and owing pursuant to the Bank Credit Agreement, then such Subsidiary Guarantor or such Obligor, as the case may be, shall contemporaneously provide written notice thereof to the holders of the Notes accompanied by an executed (A) Subsidiary Guaranty or (B) Joinder Agreement, as the case may be, of such Subsidiary, and (iii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes to the effect that no Default or Event of Default exists; provided that, notwithstanding the foregoing, the Company, or any successor that becomes an Obligor in place of the Company in the manner prescribed in Section 10.5, shall in any and all events and at all times remain an Obligor.

(b) The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company or of any Subsidiary Guarantor or Obligor, as the case may be, as consideration for or as an inducement to the entering into by any such creditor of any release or discharge of any Subsidiary Guarantor or Obligor, as the case may be, with respect to any liability of such Subsidiary Guarantor or Obligor, as the case may be, as an obligor or guarantor under or in respect of Indebtedness of the Company, unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

(c) Each holder of the Notes further acknowledges and agrees that following the release of an Obligor pursuant to this Section 2.1, if requested in writing by the Obligor Agent, that such holder of the Notes shall, at the cost and expense of the Obligors, within 20 Business Days following the date of such request, surrender each Note which it then holds in exchange for the receipt of a new Note of the same series and in an equal outstanding principal amount executed by the remaining Obligors.

SECTION 3.	[INTENTIONALLY OMITTED].

SECTION 4.	CONDITIONS TO EFFECTIVE DATE.

The effectiveness of this Agreement shall be subject to the fulfillment to each Noteholder’s satisfaction, prior to or on the Effective Date, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of each Obligor in this Agreement shall be correct when made and on the Effective Date.

Section 4.2. Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Effective Date, and after giving effect to the amendment and restatement of the Existing Note Purchase Agreement and the Existing Notes and the exchange of the Existing Notes for the Notes, no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. Each Obligor shall have delivered to such Noteholder an Officer’s Certificate of such Obligor, dated the Effective Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. Each Obligor shall have delivered to such Noteholder a certificate of its Secretary or Assistant Secretary, dated the Effective Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Section 4.4. Opinions of Counsel. Such Noteholder shall have received opinions in form and substance reasonably satisfactory to such Noteholder, dated the Effective Date (a) from Sidley Austin LLP, counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Noteholder or its counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to the Noteholders) (b) from Walter D. Bay, Esq., General Counsel and Secretary of the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Noteholder or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Noteholders) and (c) from Chapman and Cutler LLP, the Noteholders’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Noteholder may reasonably request.

Section 4.5. Purchase Permitted by Applicable Law, Etc. On the Effective Date the issuance and delivery of the Notes in exchange for the Existing Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Noteholder is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Noteholder to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Noteholder, such Noteholder shall have received an Officer’s Certificate of the Company certifying as to such matters of fact as such Noteholder may reasonably specify to enable such Noteholder to determine whether such purchase is so permitted.

Section 4.6. Related Transactions. Contemporaneously on the Effective Date, the Noteholders shall have delivered to the Company all of the Existing Notes and the Obligors shall have completed the exchange of all of the Notes for all of the Existing Notes pursuant to this Agreement.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Effective Date the reasonable fees, charges and disbursements of the Noteholders’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

Section 4.9. Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time after June 30, 2007 and prior to the Effective Date.

Section 4.10. Bank Credit Agreement. The Bank Credit Agreement shall be amended to add the Obligors (other than the Company) as primary obligors thereunder in form and substance satisfactory to the Noteholders and shall be in full force and effect.

Section 4.11. Proceedings and Documents. All legal and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Noteholder and its special counsel, and such Noteholder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Noteholder or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

Each Obligor represents and warrants to each Noteholder that:

Section 5.1. Organization; Power and Authority. Such Obligor is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and is duly qualified as a foreign corporation or limited liability company, as the case may be, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Obligor has the corporate or limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate or limited liability company action on the part of such Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. Since December 31, 2006, there has been no change in the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein, in the Disclosure Documents (as defined in the Existing Note Purchase Agreement) or the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2007.

Section 5.4. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Obligors of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any Subsidiary under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which such Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary.

Section 5.5. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of this Agreement or the Notes.

Section 5.6. Notes Rank Pari Passu. The obligations of the Obligors under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured senior Indebtedness (actual or contingent) of the Obligors, including, without limitation, all senior unsecured Indebtedness of the Obligors described in Schedule 5.15(a) hereto.

Section 5.7. No Default. As of the Effective Date no Default or Event of Default has occurred and is continuing.

SECTION 6.	REPRESENTATIONS OF THE NOTEHOLDERS.

Section 6.1. Purchase for Investment. Each Noteholder severally represents that (a) it is acquiring the Notes in exchange of the Existing Notes for its own account or for one or more separate accounts maintained by such Noteholder or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Noteholder’s or their property shall at all times be within such Noteholder’s or such pension or trust fund’s control and (b) is an “Accredited Investor” as defined in Regulation D of the Securities Act and an experienced and sophisticated investor with such knowledge and experience in financial and business matters as is necessary to evaluate the merits and risks of an investment in the Notes. Each Noteholder understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither the Company nor any other Obligor is required to register the Notes.

Section 6.2. Source of Funds. Each Noteholder severally represents that it will pay the purchase price of the Notes with the Existing Notes. At the time of the purchase of the Existing Notes, each Noteholder severally represented that at least one of the following statements was an accurate representation as to each source of funds (a “Source”) used by such Noteholder to pay the purchase price of the Existing Notes:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Noteholder’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Noteholder’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as have been disclosed by such Noteholder to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no Person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO THE COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter (compared to the previous fiscal year end), and

(ii) consolidated statements of earnings and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter (compared to the corresponding periods in the previous fiscal year), all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.ajg.com) and shall have given each holder of a Note prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b) Annual Statements — within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of earnings, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to stockholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability or to its public securities holders generally) and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder and excluding registration statements on Form S-8), and each prospectus and all amendments thereto (excluding those related to plans or plan interests registered on a Form S-8 registration statement) filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material; provided that with respect to any such report, registration statement or prospectus filed by the Company or any Subsidiary with the SEC, the Company shall be deemed to have made such delivery of such report, registration statement or prospectus if it shall have timely made Electronic Delivery thereof;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Obligors or any of their Subsidiaries or relating to the ability of the Obligors to perform their respective obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through Section 10.3, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) and, to the extent that the Agreement Accounting Principles applied in connection with determining compliance with the requirements of Section 10.1 through Section 10.4 and Section 10.6 are not the same as the generally accepted accounting principles used in preparation of the financial statements delivered pursuant to Section 7.1(a) or Section 7.1(b), a reconciliation of the consolidated financial statements for the Company and its Subsidiaries delivered pursuant to Section 7.1(a) or Section 7.1(b) and the financial information used to determine compliance with the requirements of Section 10.1 through Section 10.4 and Section 10.6; and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed, to the best of such Senior Financial Officer’s knowledge and belief, the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s Senior Financial Officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit during normal business hours the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective Senior Financial Officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested, provided that prior to disclosure of any material non public information pursuant to this Section 7.3, the holders of the Notes shall, if requested by the Company, provide the Company with reasonable assurance that such disclosure will be held in confidence in accordance with the requirements of Regulation FD promulgated by the SEC, subject to the last sentence of Section 20.

SECTION 8.	PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each series of the Notes shall be due and payable on the respective stated maturity dates thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, in an amount not less than 10% of the aggregate principal amount of such series of Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes of any series the Obligors intend to prepay written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of each series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of any series being prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of any series of Notes pursuant to Section 8.2, the principal amount of the Notes of such series to be prepaid shall be allocated pro rata among all holders of such series of Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes of any series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Obligor Agent and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes or any part or portion thereof except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes of a series at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 10% of the principal amount of the Notes of any series then outstanding accept such offer, the Obligor Agent shall promptly notify the remaining holders of Notes of such series of such fact and the expiration date for the acceptance by holders of such Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Obligor Agent will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Mandatory Offer to Prepay Upon Change in Control. (a) Notice of Change in Control and Change in Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. If within 90 days after such Change in Control, the Company does not, for any reason, have an Investment Grade Rating, a “Change in Control Event” shall be deemed to have occurred. If a Change in Control Event has occurred, the Company shall promptly give written notice thereof to the holders of Notes, and such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b) Offer to Prepay Notes. The offer to prepay the Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). Such date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer.

(c) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a written notice of such acceptance to be delivered to the Company not later than 15 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to the offer to prepay made pursuant to this Section 8.7 within the specified time period shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest accrued and unpaid on such Notes to the date of prepayment, but in no event with a Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; (vi) in reasonable detail, the nature of the Change in Control Event; and (vii) any written response from the relevant rating agency.

(f) Certain Definitions. “Change in Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act):

(i) become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Voting Stock of the Company; or

(ii) acquire after August 3, 2007 (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (y) all or substantially all of the assets of the Company.

“Investment Grade Rating” in respect of any Person means, at the time of determination, at least two of the following ratings of its senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money: (i) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, or any successor thereof, “BBB-” or better, (ii) by Moody’s Investors Service, Inc., or any successor thereof, “Baa3” or better, or (iii) by any other nationally recognized statistical rating agency, an equivalent or better rating.

(g) All calculations contemplated in this Section 8.7 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

SECTION 9.	AFFIRMATIVE COVENANTS.

The Obligors, jointly and severally, covenant that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.9, each Obligor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. Each Obligor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. Each Obligor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.3 shall not prevent any Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. Each Obligor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor or any Subsidiary; provided that no Obligor nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Obligor or Subsidiary, as the case may be, has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Obligor or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Legal Existence, Etc. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its legal existence. Subject to Section 10.5 and Section 10.6, each Obligor will at all times preserve and keep in full force and effect its legal existence and that of each of its Subsidiaries (unless merged into the Company or a Wholly-owned Subsidiary) and all rights and franchises of such Obligor and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Notes to Rank Pari Passu. The Notes and all other respective obligations of the Obligors under this Agreement are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured senior Indebtedness (actual or contingent) of each Obligor which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of each such Obligor.

Section 9.7. Additional Obligors; Guaranty by Subsidiaries. The Company:

(a) will cause each Subsidiary which becomes a guarantor or an obligor of Indebtedness outstanding pursuant to the Bank Credit Agreement after the Effective Date to concurrently enter into, in the case of an additional guarantor, a Subsidiary Guaranty or, in the case of an additional obligor, a Joinder Agreement; and

(b) may cause any other Subsidiary which is not an obligor or guarantor of Indebtedness outstanding pursuant to the Bank Credit Agreement to enter into a Joinder Agreement;

and in any such case within three Business Days thereafter will deliver to each of the holders of the Notes the following items:

(i) an executed counterpart of, in the case of an additional guarantor, a Subsidiary Guaranty or, in the case of an additional obligor, a Joinder Agreement in respect of this Agreement and the Notes;

(ii) a certificate signed by the President, a Vice President or another authorized officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 5.1, 5.2, 5.3 and 5.4, but with respect to such Subsidiary, and either (1) the Subsidiary Guaranty or (2) the Joinder Agreement, this Agreement and the Notes, as the case may be;

(iii) such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by either (1) the Subsidiary Guaranty or (2) the Joinder Agreement, this Agreement and the Notes, as the case may be; and

(iv) an opinion of counsel satisfactory to the Required Holders to the effect that either (1) the Subsidiary Guaranty or (2) the Joinder Agreement, this Agreement and the Notes, as the case may be, have been duly authorized, executed and delivered and such agreement or agreements, as the case may be, constitute(s) the legal, valid and binding contract(s) and agreement(s) of such Subsidiary enforceable in accordance with its or their respective terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and will rank at all times at least pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of such Subsidiary.

(c) Promptly after each time an additional Obligor is added in respect of this Agreement and the Notes pursuant to Section 9.7 the Obligor Agent shall, at its cost and expense, request in writing that each holder of a Note surrender each Note which it then holds and within twenty Business Days following the date of such request, each holder of a Note shall surrender each Note which it then holds in exchange for the receipt of a new Note of the same series and in an equal outstanding principal amount executed by the Obligors (including such additional Obligor) reflecting the addition of any Obligor pursuant to this Section 9.7.

Section 9.8. Books and Records. The Obligors will, and will cause each of their Subsidiaries to, maintain proper books of record and account and, in the case of the Company, in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, or such Subsidiary, as the case may be.

SECTION 10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Cash Flow Leverage Ratio. The Company will not, as at the end of any fiscal quarter, permit the ratio of Consolidated Indebtedness as of the last day of the most recent four consecutive fiscal quarters of the Company then ended minus Excess Cash, as of the last day of the same such period, to EBITDA for such most recent four consecutive fiscal quarters of the Company then ended to be greater than 3.25 to 1.00, calculated in accordance with Agreement Accounting Principles.

Section 10.2. Fixed Charge Coverage Ratio. The Company will not, as at the end of any fiscal quarter, permit the ratio of EBITDAR to Fixed Charges for the most recent four consecutive fiscal quarters of the Company then ended to be less than 1.75 to 1.00, calculated in accordance with Agreement Accounting Principles.

Section 10.3. Limitations on Consolidated Priority Indebtedness. The Company will not, as at the end of any fiscal quarter, permit Consolidated Priority Indebtedness to exceed 15% of Consolidated Total Capitalization, calculated in accordance with Agreement Accounting Principles.

Section 10.4. Limitation on Liens. The Company will not, nor will it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any property owned by the Company or such Subsidiary; provided that the foregoing shall not apply to nor operate to prevent (each of the following, a “Permitted Lien”):

(a) Liens for taxes, assessments, governmental charges or levies; provided that payment thereof is not at the time required by Section 9.4;

(b) Liens arising under statutes or by operation of law, Liens in connection with worker’s compensation, unemployment insurance, social security and other similar laws (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), Liens to secure the performance of bids, tenders, trade, government or other similar contracts, obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the creation or incurrence of Indebtedness; provided that (i) any such Lien secures only amounts not due and payable or the payment of which is being contested in good faith by appropriate actions or proceedings and (ii) any such Lien does not materially impair the business of the Company and its Subsidiaries taken as a whole or the value of the related property for the purposes of such business;

(c) mechanics’, workmen’s, materialmen’s, attorney’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business and not in connection with the creation or incurrence of Indebtedness and in each such case with respect to obligations which are not due or that are bonded or that are being contested in good faith by appropriate proceedings;

(d) Liens of or resulting from any court proceeding, judgment or award, (i) the time for the appeal or petition for rehearing of which shall not have expired, or (ii) in respect of which the Company or a Subsidiary shall be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; provided that the Company or such Subsidiary (1) is contesting such proceeding, judgment or award on a timely basis, in good faith and by appropriate proceedings, and (2) has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary;

(e) Liens securing Indebtedness of a Subsidiary to the Company or to another Wholly-owned Subsidiary;

(f) Liens existing as of August 3, 2007 and described on Schedule 5.15(b) hereto;

(g) Liens on property of the Company or any of its Subsidiaries created solely for the purpose of securing purchase money indebtedness (including in connection with the acquisition, construction or improvement of property) or Capitalized Lease Obligations and, representing or incurred to finance, refinance or refund the purchase price of property; provided that no such Lien shall extend to or cover other property of the Company or such Subsidiary other than the respective property so acquired, constructed or improved, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the total purchase price (or cost of construction or improvement) of such property;

(h) Liens existing on property of a Person at the time such Person is consolidated with or merged into the Company or a Subsidiary or becomes a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed); provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

(i) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code in favor of banks or other financial institutions where the Company or any Subsidiary maintains deposits in the ordinary course of business;

(j) Liens constituting (i) survey restrictions, encumbrances in the nature of zoning restrictions, condemnations, easements, encroachments, covenants, rights of way, defects, irregularities and rights or restrictions of record on the title or use of real property, and (ii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business and Liens covering property subject to any lease which was not entered into in violation of this Agreement securing the interest of the lessor or other Person under such lease, which in any such case does not materially detract from the value of the subject property or materially impair the use thereof in the business of the Company and its Subsidiaries taken as a whole;

(k) any encumbrance or restriction (including, but not limited to, put and call agreements, rights of first refusal, and voting or equity holder agreements) with respect to equity or ownership interests in any joint venture or similar arrangement pursuant to any joint venture or similar agreement in any such case not entered into in connection with the creation or incurrence of Indebtedness;

(l) Liens other than those permitted by any of the foregoing subsections (a) through (k); provided that all Indebtedness secured by any such Liens, in the aggregate with all other Consolidated Priority Indebtedness at such time, does not exceed 15% of Consolidated Total Capitalization, calculated in accordance with Agreement Accounting Principles; and

(m) any extension, renewal or replacement of any Lien permitted by the preceding clauses (e), (f), (g) and (h) of this Section 10.4; provided that (i) no additional property (other than improvements thereon) shall be encumbered by such Liens, (ii) the unpaid principal amount of Indebtedness secured thereby shall not be increased on or after the date of such extension, renewal or replacement and (iii) at the time of such extension, renewal or replacement and after giving effect thereto, no Default or Event of Default would exist, including, without limitation, under Sections 10.1, 10.2 and 10.3, with any calculation of compliance therewith to be made as of the end of the immediately preceding fiscal quarter after giving pro forma effect to the extension, renewal or replacement of such Lien.

Section 10.5. Mergers, Consolidations, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, is a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such successor or survivor, such successor or survivor (i) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b) each Subsidiary Guarantor and each of the other Obligors shall have affirmed in writing its obligations under the Subsidiary Guaranty to which it is a party or this Agreement and the Notes, as the case may be (unless and to the extent any such Subsidiary Guaranty or the obligations of such other Obligor or Obligors, as the case may be, have been discharged or released as expressly permitted by Section 2.1 or otherwise in accordance with the terms of this Agreement); and

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, including, without limitation, under Sections 10.1, 10.2 and 10.3, with any calculation of compliance therewith to be made as of the end of the immediately preceding fiscal quarter after giving pro forma effect to the consummation of such transaction.

Section 10.6. Sale of Assets. Except as permitted by Section 10.5, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a “Disposition”), any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, other than:

(a) Dispositions in the ordinary course of business;

(b) Dispositions by a Subsidiary to the Company or a Wholly-owned Subsidiary or by the Company to a Wholly-owned Subsidiary;

(c) Dispositions of the Company’s interest in Chem-Mod LLC, Chem-Mod International LLC, C-Quest Technologies LLC or C-Quest Technologies International LLC; or

(d) Dispositions not otherwise permitted by Sections 10.6(a) through 10.6(c), inclusive, provided that:

(i) in the good faith opinion of the Company, the Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

(ii) immediately after giving effect to the Disposition, no Default or Event of Default shall exist, including, without limitation, under Sections 10.1, 10.2 and 10.3, with any calculation of compliance therewith to be made as of the end of the immediately preceding fiscal quarter after giving pro forma effect to the consummation of such Disposition; and

(iii) immediately after giving effect to the Disposition, the aggregate net book value of all assets that were the subject of any Disposition occurring in the then current fiscal year would not exceed 15% of Consolidated Total Assets as of the last day of the most recently ended fiscal year of the Company, calculated in accordance with Agreement Accounting Principles.

Notwithstanding the foregoing, the Company may, or may permit a Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (iii) of the preceding sentence if, within 365 days of such Disposition:

(1) the net proceeds from such Disposition are reinvested in productive assets to be used in the existing business of the Company or a Subsidiary; or

(2) the net proceeds from such Disposition are applied to the payment or prepayment of the Notes or any other outstanding Indebtedness of the Company or any Subsidiary ranking pari passu with or senior to the Notes (other than Indebtedness of the Company owing to a Subsidiary or an Affiliate or Indebtedness of any Subsidiary owing to the Company or an Affiliate).

For purposes of foregoing clause (2), the Obligors shall offer to prepay (on a Business Day not less than 30 or more than 60 days following such offer) the Notes on a pro rata basis with any such other Indebtedness that the Company elects to include in such offer at a price of 100% of the principal amount of the Notes to be prepaid, together with interest accrued and unpaid on such Notes to the date of prepayment (but in no event with a Make Whole Amount or other premium); provided that if any holder of the Notes declines or rejects such offer, the net proceeds that would have been paid to such holder may be used by the Company for general corporate purposes. A failure by a holder of Notes to respond in writing not later than fifteen Business Days prior to the proposed prepayment date to an offer to prepay made pursuant to this Section 10.6 shall be deemed to constitute a rejection of such offer by such holder. To the extent that any holder of the Notes rejects or is deemed to have rejected such offer of prepayment, the Company may use the aggregate amount of such prepayments so rejected for general corporate purposes.

Section 10.7. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon terms and conditions which are no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate and except for benefit and compensation plans and arrangements approved by the Board of Directors (or similar governing body) of the Company or any such Subsidiary that is not a Domestic Subsidiary.

Section 10.8. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

Section 10.9. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Obligors default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Obligors default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1, 10.2 or 10.3; or

(d) the Obligors default in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 45 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished by the Company pursuant to this Agreement, proves to have been false or incorrect in any material respect on the date as of which made, (ii) any representation or warranty made in writing by or on behalf of an Obligor (other than the Company) or by any officer of an Obligor (other than the Company) in this Agreement or a Joinder Agreement or in any writing furnished by an Obligor (other than the Company) pursuant to this Agreement or a Joinder Agreement, proves in any such case to have been false or incorrect in any material respect on the date as of which made and such falsity or incorrectness could reasonably be expected to have a Material Adverse Effect, (iii) any representation or warranty made in writing by or on behalf of a Subsidiary Guarantor or by any officer of a Subsidiary Guarantor in the Subsidiary Guaranty or in any writing furnished by a Subsidiary Guarantor pursuant to the Subsidiary Guaranty, proves in any such case to have been false or incorrect in any material respect on the date as of which made and such falsity or incorrectness could reasonably be expected to have a Material Adverse Effect or (iv) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in the Existing Note Purchase Agreement or in any writing furnished by the Company pursuant to the Existing Note Purchase Agreement, proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of the greater of $25,000,000 or 1% of Consolidated Total Assets beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount in excess of the greater of $25,000,000 or 1% of Consolidated Total Assets or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount in excess of the greater of $25,000,000 or 1% of Consolidated Total Assets; or

(g) any Obligor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment of any substantial part of its property for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is finally adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any of its Material Subsidiaries, or any such petition shall be filed against any Obligor or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of the greater of $25,000,000 or 1% of Consolidated Total Assets (excluding for purposes of such determination such amount of any insurance proceeds paid by or on behalf of the Company or any of its Subsidiaries in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected within the immediately following two-month period, to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of

Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed the greater of $25,000,000 or 1% of Consolidated Total Assets, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) any Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such Subsidiary Guaranty is invalid, void or unenforceable or any Subsidiary Guarantor which is a party to such Subsidiary Guaranty shall contest or deny in writing the validity or enforceability of any of its obligations under such Subsidiary Guaranty, but excluding any Subsidiary Guaranty which ceases to be in full force and effect in accordance with and by reason of the express provisions of Section 2.1 or is otherwise released in accordance with the terms of this Agreement; or

(l) the obligations of any Obligor shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such obligations are invalid, void or unenforceable or any Obligor shall contest or deny in writing the validity or enforceability of any of its obligations under this Agreement or the Notes, but excluding any Obligor which is released in accordance with and by reason of the express provisions of Section 2.1 or is otherwise released in accordance with the terms of this Agreement.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to an Obligor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by any Obligor or Obligors (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Obligors in the event that any Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on such Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of such Notes, at the Default Rate, (b) the Obligors shall not have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to such Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Obligor Agent shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligor Agent shall not be affected by any notice or knowledge to the contrary. The Obligor Agent shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Obligor Agent at the address of the Company and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Obligor Agent shall, and shall cause each of the other Obligors to, execute and deliver, at the Obligors’ expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A or Exhibit 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Obligor Agent may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 and the effect of the second sentence of Section 6.2 with respect to the Notes and, in addition, shall be deemed to represent that either (a) the transferee is not, and is not acting on behalf of, an employee benefit plan or plan subject to ERISA or Section 4975 of the Code, or (b) the transfer of the Note to, and the holding of the Note by, the transferee is exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code as a result of an applicable class or statutory prohibited transaction exemption. The Obligors shall not, however, be required to register any transfer of a Note if, acting in its reasonable discretion, the Obligor Agent believes such transfer is in violation of applicable law or the representations of the transferee set forth in Sections 6.1 and 6.2 are not true and correct.

Section 13.3. Replacement of Notes. Upon receipt by the Obligor Agent at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Obligor Agent shall, and shall cause each of the other Obligors to, at their own expense, execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Harris N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Noteholder or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Noteholder’s name in Schedule A, or by such other method or at such other address as such Noteholder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Noteholder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Obligor Agent at the Company’s principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Noteholder or its nominee, such Noteholder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Obligor Agent in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Noteholder under this Agreement and that has made the same agreement relating to such Note as the Noteholders have made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the amendment and restatement of the Existing Note Purchase Agreements contemplated hereby is consummated, the Obligors will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Noteholders and each other holder of a Note in connection with such transactions and in connection with any further amendments, waivers or consents under or in respect of this Agreement, any Notes or any Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guaranty, or by reason of being a holder of any Note, (b) the reasonable costs and expenses incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, and (c) the reasonable costs and expenses incurred in connection with the delivery of any Subsidiary Guaranty or Joinder Agreement as contemplated by Section 9.7. The Obligors will pay, and will save each Noteholder and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Noteholder or other holder in connection with its purchase of any Notes).

Section 15.2. Survival. The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or any Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein or in the Existing Note Purchase Agreement shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Noteholder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Obligor and by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Noteholder or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Noteholder and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof (including the Terminated Guaranty).

SECTION 17.	AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement, the Notes, any Joinder Agreement and any Subsidiary Guaranty may be amended, and the observance of any term hereof or of any Joinder Agreement, Subsidiary Guaranty or the Notes may be waived (either retroactively or prospectively and for a specified time period or permanently), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Noteholder unless consented to by such Noteholder in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Notes or any Subsidiary Guaranty or any Joinder Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. None of the Obligors will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note or any Subsidiary Guaranty or any Joinder Agreement unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of each series of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to any of the Obligors, any Subsidiary or any Affiliate of the Obligors and has provided or has agreed to provide such written consent as a condition to such transfer, shall be void and of no force except solely as to such holder, and any amendments effected or to be effected or granted that would not have been or would not be so effected or granted but for such consents or waivers granted (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force except solely as to such transferring holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of each series of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder, under any Note or under any Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by the Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any Subsidiary Guaranty or any Joinder Agreement, or have directed the taking of any action provided herein, in the Notes or in any Subsidiary Guaranty or any Joinder Agreement to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Noteholder or its nominee, to such Noteholder or nominee at the address specified for such communications in Schedule A, or at such other address as such Noteholder or nominee shall have specified to the Obligor Agent in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligor Agent in writing, or

(iii) if to any of the Obligors, c/o the Company at its address set forth at the beginning hereof to the attention of Treasurer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.

This Agreement or any Subsidiary Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Noteholder on the Effective Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Noteholder, may be reproduced by such Noteholder by any photographic, photostatic, electronic, digital or other similar process and such Noteholder may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Noteholder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Noteholder by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement and not previously disclosed in any filings by any Obligor with the SEC; provided that such term does not include information that (a) was publicly known or otherwise known to such Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any Person acting on such Noteholder’s behalf, (c) otherwise becomes known to such Noteholder other than through disclosure by an Obligor or any Subsidiary, or is known by such Noteholder to be under an obligation not to transmit such information to such Noteholder or (d) constitutes financial statements delivered to such Noteholder under Section 7.1 that are otherwise publicly available. Each Noteholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Noteholder in good faith to protect confidential information of third parties delivered to such Noteholder; provided that such Noteholder may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Noteholder, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Noteholder’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Noteholder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Noteholder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Noteholder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Noteholder’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will, as a condition precedent to receiving such information, enter into an agreement with the Company embodying the provisions of this Section 20 and providing the Company assurances that such holder will enter into further agreements with language no more burdensome on the holder than the language contained in this Section 20 as reasonably requested by the Company in order to comply with Regulation FD promulgated by the SEC. The Obligors shall reimburse such holder’s reasonable expenses incurred in connection with entering into any such agreement.

SECTION 21.	[RESERVED].

SECTION 22.	MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all financial statements shall be prepared in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, any calculation required by, or for purposes of determining compliance with, Sections 10.1, 10.2, 10.3, 10.4 and 10.6 shall be calculated using Agreement Accounting Principles and each financial or accounting term used in each such Section shall have the meaning given to them in accordance with generally accepted accounting principles as used in the United States in effect as of August 3, 2007 applied on a consistent basis with that used in preparation of the audited consolidated financial statements of the Company for the year ended December 31, 2006 (whether, in the case of capitalized terms defined in this Agreement, the definition expressly refers to Agreement Accounting Principles or not).

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) Each Obligor irrevocably submits to the non-exclusive jurisdiction of any Illinois State or federal court sitting in Cook County, Illinois over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against an Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.9. Nature of Obligations. (a) The obligations of the Obligors under this Agreement and the Notes are joint and several primary obligations of each Obligor regardless of which Obligor actually receives the proceeds of any Notes or the manner in which the Obligors, any Noteholder or any holder thereof accounts for such Notes on its books and records.

(b) Each Obligor hereby waives, to the fullest extent permitted by law:

(1) notice of the creation, renewal or accrual of any liability of an Obligor, present or future, or of the reliance of such holder of Notes upon this Agreement (it being understood that every Indebtedness, liability and obligation described in this Agreement or the Notes shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Agreement and the Notes);

(2) demand of payment by any holder of Notes from an Obligor or any other Person indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and

(3) presentment for the payment by any holder of Notes or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Obligor.

The obligations of each Obligor under this Agreement and the Notes and the rights of any holder of Notes to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by indefeasible payment in full in cash of the Notes and the obligations of the Obligors under this Agreement), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c) Except as otherwise expressly provided in this Agreement, the obligations of the Obligors hereunder and under the Notes shall be binding upon the Obligors and their successors and assigns, and shall remain in full force and effect until the entire principal, interest and premium, if any, on the Notes and all other sums due under this Agreement shall have been paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Obligors:

(1) the genuineness, validity, regularity or enforceability of the Notes, this Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of any Obligor or any other Person on or in respect of the Notes or under this Agreement or any other agreement or the power or authority or the lack of power or authority of any Obligor to issue the Notes or any Obligor to execute and deliver this Agreement or any other agreement or to perform any of its obligations hereunder or the existence or continuance of any Obligor or any other Person as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by an Obligor or any other Person of any obligations of any kind or character whatsoever under the Notes, this Agreement or any other agreement; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of any Obligor or any other Person or in respect of the property of an Obligor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of an Obligor or any other Person; or

(4) impossibility or illegality of performance on the part of any Obligor or any other Person of its obligations under the Notes, this Agreement or any other agreements; or

(5) in respect of an Obligor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to an Obligor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of an Obligor or any other Person and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against an Obligor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by an Obligor or any other Person, or against any sums payable in respect of the Notes or under this Agreement, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by an Obligor or any other Person of its respective obligations under or in respect of the Notes, this Agreement or any other agreement; or

(8) the failure of any Obligor to receive any benefit from or as a result of its execution, delivery and performance of this Agreement; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Obligor of failure of an Obligor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, this Agreement or any other agreement or failure to resort for payment to an Obligor or to any other Person or to any other Agreement or to any property, security, Liens or other rights or remedies; or

(10) the acceptance of any additional security or other agreement, the advance of additional money to an Obligor or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, this Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11) any merger or consolidation of an Obligor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of an Obligor or any other Person to any other Person, or any change in the ownership of any shares of an Obligor or any other Person or any release of any Obligor; or

(12) any defense whatsoever that: (i) an Obligor or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than indefeasible payment thereof in Federal or other immediately available funds, or (ii) an Obligor or any other Person might have to the performance or observance of any of the provisions of the Notes, this Agreement or any other agreement, whether through the satisfaction or purported satisfaction by an Obligor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(13) any act or failure to act with regard to the Notes, this Agreement or any other agreement or anything which might vary the risk of any Obligor or any other Person; or

(14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor or any other Person in respect of the obligations of any Obligor or other Person under this Agreement or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Agreement and the Notes and the parties hereto that the obligations of each Obligor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the indefeasible payment in full in cash of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under this Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and this Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, an Obligor shall default under or in respect of the terms of the Notes or this Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by an Obligor under the Notes or this Agreement shall remain in full force and effect and shall apply to each and every subsequent default.

(d) To the extent of any payments made under this Agreement, each Obligor making such payment shall have a right of contribution from the other Obligors, but such Obligor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the holder of Notes for which full payment has not been made or provided for and, to that end, such Obligor agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under this Agreement have been fully and irrevocably paid and discharged.

(e) Each Obligor agrees that to the extent an Obligor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Obligors’ obligations hereunder, as if said payment had not been made. The liability of the Obligors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of a Note from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(f) No holder of a Note shall be under any obligation: (1) to marshal any assets in favor of the Obligors or in payment of any or all of the liabilities of any Obligor under or in respect of the Notes or the obligations of the Obligors hereunder or (2) to pursue any other remedy that the Obligors may or may not be able to pursue themselves and that may lighten the Obligors’ burden, any right to which each Obligor hereby expressly waives.

(g) Notwithstanding anything to the contrary in this Agreement, including this Section 22.9, all obligations and liabilities of an Obligor under this Agreement, the Notes and any Joinder Agreement shall automatically, without any action on the part of any party hereto, terminate and be void and of no further force and effect with respect to such Obligor (or any successor thereto or assign thereof) if and when such Obligor (or any successor thereto or assign thereof) is released from this Agreement, the Notes and any Joinder Agreement by reason of the express provisions of Section 2.1 of this Agreement or is otherwise released from this Agreement, the Notes and any Joinder Agreement in accordance with the terms of this Agreement.

Section 22.10. Obligor Agent. (a) Each Obligor (other than the Company) by its execution of this Agreement or a Joinder Agreement irrevocably appoints the Company to act on its behalf as its agent (the “Obligor Agent”) in relation to this Agreement and the Notes and irrevocably authorizes:

(i) the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the holders of a Note and to give all notices and instructions, to execute on its behalf any Joinder Agreement, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii) each holder of a Note to give any notice, demand or other communication to that Obligor pursuant to the this Agreement and the Notes to the Company,

and in each case the Obligors shall be bound as though that Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligor Agent or given to the Obligor Agent under this Agreement and the Notes on behalf of another Obligor or in connection with this Agreement and the Notes (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under this Agreement and the Notes) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligor Agent and any other Obligor, those of the Obligor Agent shall prevail.

Section 22.11. Indemnification. The Obligors shall pay, indemnify and save harmless each Noteholder from and against any and all liabilities, costs and expenses, claims, demands or judgments arising from or out of the surrender by the Noteholders of the Existing Notes in exchange for the issuance and delivery of the Notes pursuant to the terms and conditions hereof (excluding, for the avoidance of doubt, any liabilities, costs and expenses, claims, demands and judgments that would have been incurred on the Existing Notes if the Existing Notes had not been exchanged for the Notes), including, without limitation, any income tax owed by the Noteholders solely as a result of the issuance of the Notes by the Obligors in exchange for the Existing Notes constituting a taxable event for income tax purposes. The indemnification contained in this Section 22.11 shall survive the payment or transfer of any Note and the termination of the Note Purchase Agreement.

*     *     *     *     *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

ARTHUR J. GALLAGHER & CO., a Delaware
corporation

By:	/s/ Jack H. Lazzaro
Name:	Jack H. Lazzaro
Title:	Treasurer

ARTHUR J. GALLAGHER & CO. (ILLINOIS), an
Illinois corporation

By:	/s/ Jack H. Lazzaro
Name:	Jack H. Lazzaro
Title:	Treasurer

ARTHUR J. GALLAGHER BROKERAGE & RISK
MANAGEMENT SERVICES, LLC, a Delaware
limited liability company

By:	/s/ Jack H. Lazzaro
Name:	Jack H. Lazzaro
Title:	Treasurer

RISK PLACEMENT SERVICES, INC., an Illinois
corporation

By:	/s/ Jack H. Lazzaro
Name:	Jack H. Lazzaro
Title:	Treasurer

GALLAGHER RE, INC., a Delaware corporation

By:	/s/ Jack H. Lazzaro
Name:	Jack H. Lazzaro
Title:	Treasurer

GALLAGHER BASSETT SERVICES, INC., a
Delaware corporation

By:	/s/ Jack H. Lazzaro
Name:	Jack H. Lazzaro
Title:	Treasurer

GALLAGHER BENEFIT SERVICES, INC., a
Delaware corporation

By:	/s/ Jack H. Lazzaro
Name:	Jack H. Lazzaro
Title:	Treasurer

ARTHUR J. GALLAGHER RISK MANAGEMENT
SERVICES, INC., an Illinois corporation

By:	/s/ Jack H. Lazzaro
Name:	Jack H. Lazzaro
Title:	Treasurer

ARTHUR J. GALLAGHER SERVICE COMPANY, a
Delaware corporation

By:	/s/ Jack H. Lazzaro
Name:	Jack H. Lazzaro
Title:	Treasurer

This Agreement is hereby accepted and agreed to as of the date thereof.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Robert B. Bodett
Name:	Robert B. Bodett

By:	/s/ Breege A. Farrell
Name:	Breege A. Farrell
Authorized Signatories

This Agreement is hereby accepted and agreed

to as of the date thereof.

AMERICAN INTERNATIONAL GROUP, INC. THE VARIABLE ANNUITY LIFE INSURANCE
COMPANY

By:	AIG Global Investment Corp., investment adviser

	By:	/s/ Gerald F. Herman
	Name:	Gerald F. Herman
	Title:	Vice President

This Agreement is hereby accepted and agreed

to as of the date thereof.

BERKSHIRE LIFE INSURANCE COMPANY OF
AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

THE GUARDIAN LIFE INSURANCE COMPANY OF
AMERICA

By:	/s/ Brian Keating
Name:	Brian Keating
Title:	Managing Director

This Agreement is hereby accepted and agreed

to as of the date thereof.

HARTFORD LIFE INSURANCE COMPANY

By:	Hartford Investment Management
Company
Its:	Agent and Attorney-in-Fact

	By:	/s/ Eva Konopka
	Name:	Eva Konopka
	Title:	Senior Vice President

This Agreement is hereby accepted and agreed

to as of the date thereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

	By:	/s/ Craig Radis
	Name:	Craig Radis
	Title:	Vice President

This Agreement is hereby accepted and agreed

to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ C. Scott Inglis
Name:	C. Scott Inglis
Title:	Managing Director

This Agreement is hereby accepted and agreed

to as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY

By:	/s/ Howard Stern
Name:	Howard Stern
Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY FOR ITS GROUP ANNUITY
SEPARATE ACCOUNT

By:	/s/ Howard Stern
Name:	Howard Stern
Its Authorized Representative

This Agreement is hereby accepted and agreed

to as of the date thereof.

MIDLAND NATIONAL LIFE INSURANCE COMPANY By: Guggenheim Partners Advisory Company, its agent.

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION

By:	/s/ Roy Corr
Name:	Roy Corr
Title:	Senior Manging Director

NORTH AMERICAN COMPANY FOR LIFE AND
HEALTH INSURANCE
By: Guggenheim Partners Advisory Company, its agent

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

This Agreement is hereby accepted and agreed

to as of the date thereof.

PACIFIC LIFE & ANNUITY COMPANY

By:	/s/ Diane W. Dales
Name:	Diane W. Dales
Title:	Assistant Vice President

By:	/s/ Cathy Schwartz
Name:	Cathy Schwartz
Title:	Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Diane W. Dales
Name:	Diane W. Dales
Title:	Assistant Vice President

By:	/s/ Cathy Schwartz
Name:	Cathy Schwartz
Title:	Assistant Secretary

This Agreement is hereby accepted and agreed

to as of the date thereof.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

	By:	/s/ Colin Pennycooke
	Name:	Colin Pennycooke
	Title:	Counsel

	By:	/s/ Alan P. Kress
	Name:	Alan P. Kress
	Title:	Counsel

This Agreement is hereby accepted and agreed

to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA

	By:	/s/ G. Anthony Coletta
	Name:	G. Anthony Coletta
	Title:	Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc. as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

	By:	/s/ G. Anthony Coletta
	Name:	G. Anthony Coletta
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ G. Anthony Coletta
	Name:	G. Anthony Coletta
	Title:	Vice President

This Agreement is hereby accepted and agreed

to as of the date thereof.

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Christopher P. Prestigiacomo
Name:	Christopher P. Prestigiacomo
Title:	Portofolio Manager